SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 22, 2001

                                Accuhealth, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)


        0-17292                                          13-3176233
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(Commission File Number)                    (I.R.S. Employer Identification No.)


                     Ridgehill Road, Yonkers, New York 10710
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (914) 964-6700


         (Former name or former address, if changed since last report.)

Item 5.  Other Events

         On February 22, 2001, the Registrant entered into a 14% Senior Secured Note and Warrant Purchase Agreement and certain ancillary agreements with RFE Investment Partners V, L.P. and Sterling/Carl Marx, Inc. (collectively, "RFE"), and Rosenthal & Rosenthal, Inc. ("Rosenthal"), pursuant to which: (i) RFE advanced $900,000 to the Registrant evidenced by a senior secured promissory note to be repaid by Registrant on February 22, 2004, provided that interest of 14% per annum is to be paid in arrears by Registrant commencing January 1, 2002 and quarterly thereafter; (ii) the Registrant granted to RFE a security interest in all of its assets; (iii) the Registrant issued to RFE a warrant to purchase up to 1,231,268 shares of the common stock of the Registrant exercisable not later than February 22, 2011 at a per share price of $0.01; (iv) certain agreements between Registrant and RFE regarding the existing indebtedness of the Registrant to RFE, were modified to provide, among other things, for the granting of a security interest by Registrant in all of its assets in connection with this existing indebtedness; and (v) Rosenthal, as existing senior lender to Registrant, consented to these transactions.

         Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits 10.1

                  (a)      14% Senior Note and Warrant Purchase Agreement
                  (b)      Amendment No. 3 under Subordinated Note Purchase
                           Agreement
                  (c)      Waiver and Amendment No. 5 to Loan and Security
                           Agreement

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Accuhealth, Inc.


Date:  April 18, 2001                  By: /s/ GLENN DAVIS
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                                           Glenn Davis, Chief
                                           Executive Officer and
                                           Acting Chief Financial Officer